SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2010

MERIDIAN INTERSTATE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-33898	20-4652200
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)	Identification No.)

10 Meridian Street, East Boston, Massachusetts		02128
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 567-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

Item 3.02	Unregistered Sales of Equity Securities

On January 4, 2010, Meridian Interstate Bancorp, Inc. (the “Registrant”) completed its acquisition of Mt. Washington Cooperative Bank (“Mt. Washington”) through the merger of Mt. Washington with and into the Registrant’s wholly-owned subsidiary, East Boston Savings Bank.  Each Mt. Washington branch office has become a branch office of East Boston Savings Bank, and such branch offices will operate under the name “Mt. Washington Bank, A Division of East Boston Savings Bank.”

Pursuant to the merger agreement related to the merger, the Registrant issued 514,109 shares of its common stock to Meridian Financial Services, Incorporated, the Registrant’s top-tier mutual holding company.  The shares issued reflect the value of Mt. Washington as determined by two independent appraisals.  The shares were issued in a private placement exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

In addition, the Registrant expects to contribute approximately $15 million of capital to East Boston Savings Bank.

The preceding is qualified in its entirety by reference to the merger agreement, as amended, and the press release announcing the closing of merger, which are attached as Exhibits 2.1, 2.2 and 99.1 to this Form 8-K, and which are incorporated by reference herein.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(d)           In connection with the merger of Mt. Washington with and into East Boston Savings Bank, and pursuant to Section 2.3 of the Agreement, the Registrant appointed Edward J. Merritt (the former President and Chief Executive Officer of Mt. Washington) and Thomas J. Gunning (a former member of the Board of Directors of Mt. Washington) to its Board of Directors.  Messrs. Merritt and Gunning are not party to any transaction that would be required to be reported under Item 404(a) of Regulation S-K.

In addition to being appointed a director of the Registrant, Mr. Merritt has been named “President, Mt. Washington Division” at East Boston Savings Bank.  In connection with this appointment, Mr. Merritt has entered into the following agreements with East Boston Savings Bank:

1.           A two-year employment agreement with a starting annual salary of $275,000. Six months after the merger, Mr. Merritt’s salary will be reduced to $250,000 and an additional six months later it will be further reduced to $225,000, subject to normal increases in the future consistent with agreements for other executive officers of East Boston Savings Bank.  The agreement has an annual renewal feature.  In the event of involuntary termination without “cause” or voluntary termination with “good reason,” Mr. Merritt will receive a severance benefit equal to two times his salary and average bonus over the prior three years and two years of health insurance coverage, except that if Mr. Merritt’s employment is terminated under such circumstances in the first year following the merger, he will be entitled to a benefit equal to 2.99 times the Internal Revenue Code Section 280G “base amount.”

2.           A supplemental executive retirement agreement that provides Mr. Merritt with the following benefits:  a)  Mr. Merritt will be fully vested in the amount that had previously been accrued for GAAP purposes under his prior supplemental executive retirement agreement with Mt. Washington (the “GAAP Accrual”), b) An annual contribution in an amount equal to $50,000 (or for a partial year of employment, a lesser amount calculated on a pro rata basis) will be contributed on Mr. Merritt’s behalf for each year that Mr. Merritt remains employed, for up to a maximum of 15 years (collectively, the GAAP Accrual plus each annual contribution shall be the “Accrued Amount”), and c) Mr. Merritt will receive a lump sum payment equal to the GAAP Accrual plus $750,000 if his employment is terminated within 12 months following a change in control of the Registrant or East Boston Savings Bank.

3.           An amendment to Mr. Merritt’s existing split dollar agreement with Mt. Washington that reduces the death benefit payable to Mr. Merritt’s beneficiary to an amount equal to 4.5 times base salary, consistent with the death benefit provided to the Registrant’s Chief Operating Officer.

Item 9.01.              Financial Statements and Exhibits

(a)	Financial statements of business acquired.

The required financial statements of Mt. Washington will be provided by the Registrant by an amendment to this Form 8-K not later than 71 days after the date that this Form 8-K must be filed.

(b)	Pro forma financial information.

Unaudited Combined Condensed Consolidated Pro Forma Financial Data will be provided by the Registrant by an amendment to this Form 8-K not later than 71 days after the date that this Form 8-K must be filed.

(d)           Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of July 20, 2009, by and among Meridian Financial Services, Incorporated, Meridian Interstate Bancorp, Inc., East Boston Savings Bank and Mt. Washington Cooperative Bank (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2009 (Commission File No. 001-33898)).

2.2
Amendment No. 1 to Agreement and Plan of Merger, dated as of December 8, 2009, by and among Meridian Financial Services, Incorporated, Meridian Interstate Bancorp, Inc., East Boston Savings Bank and Mt. Washington Cooperative Bank (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 11, 2009 (Commission File No. 001-33898)).

99.1	Press release dated January 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MERIDIAN INTERSTATE BANCORP, INC.

DATE: January 8, 2010	By:	/s/ Richard J. Gavegnano
Richard J. Gavegnano
Chairman and Chief Executive Officer